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                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           July 26, 2007
                                                --------------------------------

                        American Church Mortgage Company
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             (Exact name of registrant as specified in its charter)

   Minnesota                       33-87570                  41-1793975
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 (State or other jurisdiction    (Commission                  (IRS Employer
       of incorporation)         File Number)                Identification No.)


10237 Yellow Circle Drive, Minnetonka, MN                            55443
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code             (952) 945-9455
                                                   -----------------------------

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         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On July 26, 2007, American Church Mortgage Company (the "Company") entered into a three year, adjustable rate, $15 million revolving credit facility with KeyBank National Association, as agent (the "Agent"), (the "Credit Agreement") and a related Promissory Note. Approximately $2,800,000 was drawn under Credit Agreement at closing. Of this amount, approximately $1,970,000 was used to redeem certain Series A 2002 Secured Investor Certificates, as more fully described in the Company's Form 8-K filed on July 3, 2007 and approximately $650,000 was used to pay off the Company's previous line of credit with Beacon Bank. Borrowings under the Credit Agreement are based upon a borrowing base calculation and are available to the Company for use in connection with its working capital and general corporate needs. Additionally, under certain circumstances, total availability under the Credit Agreement can be increased to $25 million. The revolving credit facility is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's Series A and Series B Secured Investor Certificates.

     The discussion herein regarding the Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement with the Agent, the Promissory Note, the Security Agreement and the Collateral Assignment of Documents Rights and Claims attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. Additional information regarding the Credit Agreement, the Promissory Note, the Security Agreement and the Collateral Assignment of Documents Rights and Claims is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As described in Item 1.01 above, on July 26, 2007, the Company entered into a three year $15 million revolving credit facility pursuant to a Credit Agreement and Promissory Note with KeyBank National Association acting as agent. Advances under the Credit Agreement and Promissory Note bear interest at either KeyBank's Base Rate plus an Applicable Margin or at LIBOR plus an Applicable Margin, at the Company's option. These rates adjust as provided in the Credit Agreement. The Applicable Margin is indexed based upon the Company's financial performance. The Company may prepay loans under certain circumstances, which include restrictions on notice, timing and amount.

     The Credit Agreement contains customary affirmative and negative covenants. The financial covenants include borrowing base restrictions, a maximum indebtedness to assets ratio, a minimum cash flow coverage ratio, a minimum tangible net worth ratio, and a maximum non-performing assets ratio. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from KeyBank or the lenders under the Credit Agreement. The Credit Agreement also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.

     The discussion herein regarding the Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement, the Promissory Note, the Security Agreement and the Collateral Assignment of Documents Rights and Claims with KeyBank attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number    Description

     10.1 Revolving  Credit  Agreement  by and  among  American  Church
          Mortgage Company and KeyBank National Association, dated July 26, 2007
     10.2 Promissory Note dated July 26, 2007
     10.3 Security Agreement with KeyBank dated July 26, 2007
     10.4 Collateral  Assignment  of Documents  Rights and Claims dated July 26,
          2007
     10.5 Amended and Restated REIT Advisory Agreement

                                        4
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               American Church Mortgage Company

Date:  August 1, 2007
                                               By /s/ Philip J. Myers
                                                  -----------------------------
                                                  Chief Executive Officer and
                                                  Chief Financial Officer